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                                                                    Exhibit 99.2

                           Go West Entertainment, Inc.
                              150 West 58th Street
                            New York, New York 10022


                                                                December 3, 2001

JagNotes.com Inc.
6865 SW 18th Street
Suite B 13
Boca Raton, FL 33433

Messrs. Richard Goldring, Elliot Osher and William Osher
150 West 58th Street
New York, NY 10022

Gentlemen:

         Go West Entertainment, Inc., a New York corporation ("Go West"), by means of this Letter of Intent confirms that Go West, JagNotes.com Inc., a Nevada corporation ("JAG") and the shareholders of Go West (the "Shareholders") have agreed in principal upon a series of transactions based upon the elements set forth below. The principal transaction involves the proposed acquisition of Go West by JAG in a so called "reverse acquisition." JAG, Go West and the Shareholders shall collectively be referred to herein as the "Parties" and each separately as a "Party."

1.       Draw Down Against Equity Line

         As soon as practicable after the execution of this Letter of Intent by the Parties and prior to the closing on the Go West acquisition (the Closing"), JAG shall draw down against its equity line with Cornell Capital Partners, L.P. (the "Draw Down"). Funds received as the result of a Draw Down or Draw Downs will be allocated as follows:

                  (i) The first $1,000,000 of the Draw Down will be utilized to pay off JAG's outstanding payables and for working capital of the "JAG Subsidiary", as such term is defined in Section 2 below;

                  (ii) The next $1,000,000 of the Draw Down will be reserved for post Closing working capital of JAG;

                  (iii) The next $500,000 of the Draw Down will be utilized as working capital of the "JAG Subsidiary", as such term is defined in
         Section 2 below; and

                  (iv) All additional Draw Down amounts will be reserved for post Closing working capital of JAG.

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         The availability of at least $1,000,000 of working capital in JAG at
Closing will be a condition of Closing (the "Working Capital Condition").

2.       Creation of JAG Subsidiary

         Prior to the Closing, JAG shall form a corporation which shall be owned 100% by JAG (the "JAG Subsidiary"). At JAG's option, the JAG Subsidiary may become a holding company with one or more operating subsidiaries. The present officers and directors of JAG shall be appointed to serve in similar capacities for the JAG Subsidiary. The directors of the JAG Subsidiary shall only be removable for cause.

3.       Go West Acquisition

         3.1 Share Exchange. Following the Draw Down, Go West, JAG and the Shareholders will negotiate in good faith a mutually acceptable definitive acquisition agreement (the "Acquisition Agreement") pursuant to which the Shareholders will transfer and deliver to JAG the 7,500,000 shares of Go West stock owned by them (the "Go West Shares"). These shares currently represent and will represent at the Closing, all of Go West 's issued and outstanding capital stock. In exchange for the Go West Shares the Shareholders will receive shares of JAG common stock which shares will, upon issuance, represent 50.1% of JAG's outstanding capital stock on a fully diluted basis, including shares issuable as the result of the change in control. The Closing will take place not later than 3 business days after the date that the Working Capital Condition described in
Section 1 has been met. At or immediately following the Closing, 5% of the Go West Shares will be contributed to the capital of the JAG Subsidiary (the "JAG Subsidiary Transfer"). For the 2 year period following the JAG Subsidiary Transfer, JAG shall have the assignable right to call the Go West Shares constituting the JAG Subsidiary Transfer at a price of $500,000. For the 12 month period commencing January 1, 2003, the JAG Subsidiary shall have the right to put the Go West Shares to JAG at a price of $500,000 upon 30 days prior written notice.

         3.2 Transfer of JAG Assets and Liabilities. Prior to the Closing, JAG will transfer (to the extent transferrable) all of its assets and liabilities to the JAG Subsidiary. The JAG Subsidiary will indemnify and hold JAG harmless against any claims, losses, costs and expenses, including reasonable attorney's fees and expenses, incurred by it in connection with any liabilities which remain with JAG after the Closing.

         3.3 Maintenance of LTIP Plan. JAG currently maintains a long term incentive plan ("LTIP") pursuant to which stock options and other stock-based incentives are issuable to JAG employees, consultants and other parties. 6,000,000 shares issuable under the LTIP are presently registered on Form S-8 registration statements. After the Closing, the Shareholders and Go West agree to cause JAG to maintain such registration statement in effect until all of these shares have been sold.

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         3.4 Change of JAG Board. Effective upon the Closing, all of the three existing directors of JAG shall resign and be replaced by Go West appointees.

         3.5 Form SB-2 Post Effective Amendment. As soon as practicable after the Closing, JAG shall prepare a post effective amendment to all of its current registration statements on Form SB-2 to reflect the Go West acquisition and provide any other required updating.

         3.6 Form 8-K; Press Release. Following the execution of this Letter of Intent, JAG shall issue a press release and file such press release and this Letter of Intent as exhibits to a Current Report on Form 8-K respecting the proposed Go West transaction. A second press release will be issued and Form 8-K will be filed immediately upon Closing.

4.       Maintenance of Equity Line; New Equity Line

         The $10,000,000 equity line with Cornell Capital Partners, L.P. ("Cornell") will continue to be available to JAG after the Closing, subject to JAG's compliance with the terms of the Equity Line Purchase Agreement and related Registration Rights Agreement. Go West and the Shareholders hereby acknowledge that JAG and Cornell will enter into a new equity line for $50,000,000 prior to Closing. The New Equity Line would be similar in most respects to the existing equity credit line referenced herein.

5.       Stock and Option Issuances to JAG Principals; Registration Rights

         5.1 Securities Issuances. As the result of the Acquisition Agreement and related change in control, each of the present JAG principals, Gary Valinoti, Stephen J. Schoepfer and Thomas J. Mazzarisi (collectively the "Principals"), shall receive options to purchase 1,000,000 shares of JAG common stock at an exercise price equal to 25% of the closing bid price of JAG common stock immediately prior to the change in control (the "Principals Options"). The Principal Options shall be fully vested and immediately exercisable in full and expire on the date which is three years following the Closing. Additionally, the Principals shall each receive, in lieu of cash to which they are entitled under their respective employment agreements with JAG (the "Existing Agreements"), shares of, or options to purchase shares of, JAG common stock, equal in value to the remaining sums due them under the Existing Agreements (the "Employment Agreement Shares").

         5.2 Registration Rights. With respect to the shares underlying the Principals Options and the Employment Agreement Shares, the Principals, as a group, shall, on one occasion only, at JAG's expense, be given demand registration rights. Further, with respect to these same shares, the Principals will be given piggyback registration rights for a period of two years.

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6.       Share Lock Up and Leak Out

         6.1 Lock Up. JAG will cause Gary Valinoti to agree to a lock up of all his JAG Founders Shares, for a period which is the greater of (a) the three (3) month period commencing upon his resignation as director of JAG or (b) the period commencing on the Closing and ending on the date upon which JAG shall have drawn down $6,000,000 or more under its equity line with Cornell subsequent to such Closing.

         6.2 Leak Out. With respect to their Form S-8 shares and shares issuable pursuant to the Existing Agreements, including shares underlying stock options issuable pursuant to the Existing Agreements (collectively the "Principals' Employment Shares"), each of the Principals will agree to the following provisions:

                  (i) From the date of execution of this Letter of Intent through the earlier of Closing or the expiration of this Letter of Intent, the Principals will make no sales of any Principals' Employment Shares;

                  (ii) Following the Closing through the date of effectiveness of any post effective amendment to any current registration statement on Form SB-2 registering shares in connection with a Cornell equity line, the Principals may make unlimited sales of any Principals' Employment Shares owned by them except as otherwise restricted by federal and state securities laws; and

                  (iii) Commencing upon the effectiveness of the post effective amendment referred to in (ii) above, the Principals will agree to sell no more than 10% of their respective Principals' Employment Shares, during each 30 day period.

7.       Spin Off of JAG Subsidiary

         Commencing 3 months after the Closing, in the discretion of the JAG Subsidiary board of directors, based upon a determination that the business interests of the JAG Subsidiary would best be served were it to be operated separate and apart from JAG, the JAG Subsidiary board may direct that the JAG Subsidiary be either spun off to the JAG Shareholders as of a record date to be determined by the JAG Subsidiary board or sold to a third party. Commencing 6 months after the Closing, in the discretion of the JAG board of directors provided that a spinoff or sale is not already in progress, based upon a determination that the respective businesses of JAG and the JAG Subsidiary are incompatible, the JAG board may direct that the JAG Subsidiary be either spun off to the JAG Shareholders as of a record date to be determined by the JAG board or sold to a third party, it being understood that the form of such transaction shall be subject to the discretion of the JAG Subsidiary board. In connection with a spinoff pursuant to the foregoing, the Go West Shareholders shall not receive any of the JAG Subsidiary shares. JAG shall cooperate fully with respect to all filing requirements necessary to effect such spin off.

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8.       Due Diligence

         a. From the date hereof, each Party, will make available to the other Parties for review their respective financial statements, books, records, corporate documents and other information as the other Parties may reasonably request, and each Party shall have the opportunity to meet with attorneys, accountants and key personnel of the other Parties to discuss the financial and business conditions of the respective Parties and to make whatever future independent investigation deemed necessary and prudent. The Parties agree to cooperate with each other in complying with these requests and providing such materials as the other Parties may request.

         b. Each Party shall make the appropriate representations in the definitive acquisition agreement ("Acquisition Agreement") that it has fully and independently satisfied itself on all aspects of the other Parties' business, including but not limited to financial statements, books and records.

         c. Each Party shall represent and agree that all confidential information which each Party or any of its officers, employees, agents, consultants, or representatives, may possess or may receive in the future pertaining to the financial or other condition of the other Parties, shall not be disclosed or made available to any other person or entity other than current members of a Parties' Board of Directors, officers, employees, agents, consultants, or representatives at any time without the express written consent of the other Parties.

9.       Condition Precedent to Obligations to Perform

         It is understood and agreed by the Parties hereto that this letter does not constitute a binding agreement as to the terms, conditions and representations contained herein, that the terms, conditions and representations expressed herein shall be included in the Acquisition Agreement and related documents and agreements and that performance of the obligations hereunder is expressly subject to the following conditions:

         a. The performance of a due diligence investigation by the Parties determined to be satisfactory and favorable by each Party, its legal counsel, financial advisors, accountants and agents on all matters pertaining to the transactions contemplated hereby;

         b. The execution of definitive agreements between the Parties satisfactory in form and substance to such Parties and to their respective counsel and financial advisors and containing such conditions, representations, warranties, covenants and indemnities customary in transactions contemplated by this Letter of Intent. These definitive agreements will include both the Acquisition Agreement and three year employment agreements to be entered into between the Principals and the JAG Subsidiary on such terms as shall be reasonably agreed to by the Parties;

         c. Compliance with all applicable legal and/or regulatory requirements;

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         d. Completion of all required corporate and shareholder actions and approvals, if any; and

         e. JAG shall have a sufficient number of authorized but unissued and unreserved shares of common stock to consummate the transactions contemplated hereby.

10.      Capitalization

         a. Go West. As of the date hereof Go West has three shareholders who own all 7,500,000 of the issued and outstanding shares of Go West.

         b. JAG. As of the date hereof JAG has approximately 25,000,000 shares of common stock issued and outstanding and approximately 7,000,000 shares of common stock reserved for issuance pursuant to the exercise of outstanding options, warrants and other convertible securities.

11. Corporate Action

         In connection with the proposed transactions, JAG and Go West will take all appropriate and necessary corporate and shareholder actions.

12.      Assets of Go West

         Go West has acquired the non-exclusive right to use the name "Scores" pursuant to a license agreement with the owner of the Scores trademark, and intends to acquire, own and operate "Scores" adult entertainment nightclubs.

13.      Termination

         This Letter of Intent may only be terminated by the mutual written consent of the Parties hereto but may be extended upon the mutual written consent of the Parties. If the terms and conditions of this Letter of Intent are not fulfilled and the Acquisition Agreement is not finalized and executed on or prior to January 31, 2002 or any extensions thereof, this Letter of Intent shall automatically expire and be void and of no further effect. This Letter of Intent and execution of the proposed definitive agreements shall be subject to the terms and conditions set forth herein.

14.      Amendment

         This Letter of Intent shall be amended only with the written consent of all parties hereto.

15.      Brokers' or Finders' Fees

         The Parties hereby represent and warrant to each other that the transaction contemplated in this Letter of Intent was not consummated or in any way connected to any broker or finder. The Parties further represent and warrant to each other that no fees, commissions or any other remunerations are due to any broker or finder in connection with the transaction contemplated in the Letter of Intent. Each Party shall indemnify and hold the other Party harmless from any claim for brokerage or finders' fees arising out of the transactions contemplated hereby by any person claiming to have been engaged by either Party.

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16.      Expenses

         Each of JAG, Go West, and the Shareholders, shall bear their expenses in connection with the preparation for the consummation of the transaction contemplated by this Letter of Intent.

17.      Binding Effect

         The understandings contained herein (i) do not constitute a binding agreement between the parties hereto but merely express their intent with respect thereto and (ii) shall only become binding when definite agreements are executed and the transactions contemplated hereby have been approved by each of the Parties. The validity and interpretation of this Letter of Intent shall be governed by and construed in accordance with the laws of the State of New York.

         To confirm that this Letter of Intent correctly sets forth your non-binding understanding, please sign the enclosed copy and return it to me.

                                Sincerely,

                                Go West Entertainment, Inc.

                                By:   /s/  Richard Goldring
                                     ------------------------------------------
                                     Name:  Richard Goldring
                                     Title: President

CONFIRMED:

JagNotes.com Inc.

By: /s/  Gary Valinoti
    ------------------------------------------------------
    Name:  Gary Valinoti
    Title: President and Chief Executive Officer

  /s/ Richard Goldring
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Richard Goldring

 /s/ William Osher
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William Osher

 /s/ Elliot Osher
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Elliot Osher